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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                            ------------------------

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                        AIRNET COMMUNICATIONS CORPORATION
                        ---------------------------------
             (Exact name of registrant as specified in its charter)

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
                    DELAWARE                                           59-3218138
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    (State of incorporation or organization)              (I.R.S. Employer Identification No.)


   100 RIALTO PLACE, SUITE 300, MELBOURNE, FLORIDA                  32901
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      (Address of principal executive offices)                    (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

                                 Not Applicable

       If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

       If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

Securities Act registration statement file number to which this form relates:
333-87693 (if applicable).

Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, $.001 par value per share
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                                (Title of class)


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                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description of capital stock set forth under the caption "Description of Capital Stock" in the Prospectus included in the Registrant's Registration Statement on Form S-1 (File No. 333-87693), as originally filed or subsequently amended (the "Registration Statement on Form S-1"), which Registration Statement on Form S-1 was originally filed with the Securities and Exchange Commission on September 24, 1999, is incorporated herein by reference.

ITEM 2.  EXHIBITS.

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
 Exhibit
  Number                               Exhibit Title
  ------                               -------------
*3.1 Sixth Amended and Restated Certificate of Incorporation of AirNet Communications Corporation.

*3.2          Second Amended and Restated By-Laws of AirNet Communications Corporation.

*4.1          Specimen Certificate evidencing shares of Common Stock.

*4.2          Second Amended and Restated Shareholders' and Registration Rights Agreement
              dated as of April 16, 1997.

*4.3          First Amendment to Second Amended and Restated Shareholders' and Registration
              Rights Agreement dated as of September 20, 1999.

*4.4          Second Amended and Restated Agreement Among Series E, Series F and Series G
              Preferred Stockholders and Senior Registration Rights Agreement dated as of
              September 7, 1999.

*4.5 First Amendment to Second Amended and Restated Agreement Among Series E, Series F and Series G Preferred Stockholders and Senior Registration Rights Agreement dated as of September 20, 1999.
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* Incorporated herein by reference to the exhibits of the same number in the
Registration Statement on Form S-1 (File No. 333-87693).


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                                    SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                      AIRNET COMMUNICATIONS CORPORATION

                                      Dated: November 19, 1999

                                      By: /s/ R. Lee Hamilton, Jr.
                                           ------------------------------------
                                           R. Lee Hamilton, Jr.
                                           President and Chief Executive Officer








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